SUNCOKE ENERGY, INC. ENTERS INTO DEFINITIVE AGREEMENT
TO ACQUIRE PHOENIX GLOBAL

•SunCoke Energy, Inc. to acquire Phoenix Global for $325 million; implies an acquisition multiple of 5.4x 3/31/25 LTM Adjusted EBITDA(1) of $61 million

•Combined business grows and diversifies SunCoke’s customer base, adding electric arc furnace operators and international markets
•Acquisition strengthens SunCoke’s role as a critical partner in the steel value chain and is expected to achieve ~$5 million to $10 million of annual synergies
•SunCoke to host conference call and webcast on May 28, 2025, at 11:00 a.m. ET

LISLE, Ill. (May 28, 2025) - SunCoke Energy, Inc. (NYSE: SXC) (“SunCoke”) today announced that it has entered into a definitive merger agreement pursuant to which SunCoke, a supplier of high-quality metallurgical coke and logistics services, will acquire all of the common units of Flame Aggregator, LLC, which together with its subsidiaries operates as Phoenix Global (“Phoenix”), a privately held provider of mission-critical mill services to major steel producing companies, for $325 million on a cash free, debt free basis. SunCoke will fund the $325 million transaction with existing cash and availability under its undrawn revolving credit facility.
Phoenix offers a well-capitalized, superior asset portfolio, having invested approximately $72 million dollars since 2023 in a major capital investment program. With the addition of Phoenix, SunCoke will be diversifying into electric arc furnace operations, including carbon steel and stainless steel mills, and Phoenix’s global footprint will add international markets to SunCoke’s portfolio.
Phoenix’s long-term contracts are complementary with SunCoke’s earnings and cash flow streams, having attractive fixed revenue components and limited direct exposure to commodity price volatility. The acquisition is expected to be immediately accretive, and to provide between $5 million and $10 million annually of anticipated synergies.
The transaction implies an acquisition multiple of approximately 5.4x on a 3/31/25 LTM Adjusted EBITDA(1) of $61 million. The merger agreement, and the transactions contemplated thereby, have been unanimously approved by the boards of directors of both companies and have received the support of a majority of Phoenix’s unitholders.
“I am excited to welcome Phoenix Global to the SunCoke family,” said Katherine T. Gates, President and CEO of SunCoke. “The acquisition of Phoenix is an excellent strategic fit for SunCoke, as it expands and diversifies our customer base and enhances our capabilities as a supplier of industrial services to steelmaking customers. We believe SunCoke’s long-term shareholders will benefit from our disciplined approach to growth. This acquisition of a high-quality asset in an adjacent space provides a platform for organic growth and increased shareholder value by leveraging SunCoke’s solid balance sheet, strong financial profile, technical expertise, and disciplined investment in assets.”
The transaction, which is expected to be completed during the second half of 2025, is subject to the satisfaction of customary closing conditions, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other applicable regulatory approvals.

SunCoke will review the details of this transaction during a conference call and webcast on May 28, 2025, at 11:00 a.m. Eastern Time. The conference call will be webcast live at https://event.choruscall.com/mediaframe/webcast.html?webcastid=UKxDmPJw and archived for replay in the Investors section of www.suncoke.com. Investors and analysts may participate in this call by dialing 1-833-821-7847 in the U.S. or 1-412-652-1261 if outside the U.S., and asking to be joined into the SunCoke Energy, Inc call. Our news releases, current financial information, SEC filings, and investor presentations also are accessible on our website.

(1) See definition of Adjusted EBITDA and reconciliation to GAAP elsewhere in this release.
ADVISORS AND COUNSEL
Evercore Group L.L.C. is serving as the exclusive financial advisor to SunCoke, and Latham & Watkins LLP is serving as SunCoke’s legal advisor.
Moelis & Company LLC is serving as the exclusive financial advisor to Phoenix, and Gibson, Dunn & Crutcher LLP is serving as Phoenix’s legal advisor.
SUNCOKE ENERGY, INC.
SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our logistics business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.
SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts, sustainability reports, and SunCoke's website at https://www.suncoke.com/en/investors/overview. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings, sustainability reports, and public conference calls and webcasts.
PHOENIX GLOBAL
Phoenix Global is a premier provider of mission-critical services to leading, global steel producing companies, helping customers maximize value through its industry expertise, innovation, and technology. Phoenix serves nine customers across 19 steel and stainless steel mill sites in North America, Brazil, Europe and South Africa, and is dedicated to sustainable solutions and maximizing efficiency for the global steel industry with minimal environmental impact. Services include removal, handling, and processing of molten slag at customer sites, as well as preparation and transportation of metal scraps, raw materials, and finished products.
NON-GAAP FINANCIAL MEASURES
In addition to U.S. GAAP measures, this press release contains certain non-GAAP financial measures. These non-GAAP financial measures should not be considered as alternatives to the measures derived in accordance with U.S. GAAP. Non-GAAP financial measures have important limitations as analytical tools, and you should not consider them in isolation or as substitutes for results as reported under U.S. GAAP. Additionally, other companies may calculate non-GAAP metrics differently than we do, thereby limiting their usefulness as a comparative measure. Because of these and other limitations, you should consider our non-GAAP measures only as supplemental to other U.S. GAAP-based financial performance measures, including revenues and net income. Reconciliations to the most comparable GAAP financial measures are included following the presentation of financial and operating results included at the end of this press release.
DEFINITIONS
•EBITDA represents earnings before interest, taxes, depreciation and amortization.
•Adjusted EBITDA represents earnings before interest, taxes, depreciation and amortization (“EBITDA”), adjusted for any impairments, restructuring costs, gains or losses on extinguishment of debt, site closure costs, bankruptcy related costs, foreign currency gain or loss, temporary transactional employee and consultation costs, loss or gain on asset sales and/or transaction related costs ("Adjusted EBITDA"). EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income, or any other measure of financial performance presented in accordance with GAAP.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. SunCoke Energy, Inc. intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by words such as “will,” “expect,” “outlook,” “guidance,” “projections,” “anticipate,” “plan,” “estimate,” “target,” “believe,” “would,” “could,” “may,” “continue,” “possible,” “potential,” “should” and other similar words and expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding SunCoke’s proposed acquisition of Flame Aggregator, LLC, which together with its subsidiaries operates as Phoenix Global ("Phoenix").
SunCoke cautions investors that any forward-looking statements, including statements related to anticipated operating results, business strategies and outlook for SunCoke, the anticipated benefits of the acquisition, the anticipated impact of the acquisition on SunCoke’s business and future financial and operating results, the expected amount and timing of any synergies and/or other benefits from the acquisition, the anticipated closing date for the acquisition, and other aspects of SunCoke’s operations or operating results, are only predictions. These forward-looking statements are based on SunCoke management’s current knowledge, beliefs, and expectations and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties, and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements.
These risks, uncertainties and other important factors include, but are not limited to: (i) the failure to satisfy the conditions to the completion of the acquisition in a timely manner, or at all; (ii) the completion of the acquisition on anticipated terms and timing; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) SunCoke’s ability to successfully integrate the acquired business or fully realize anticipated synergies or other benefits expected from the acquisition; (v) the ability of SunCoke to implement its plans, forecasts, and/or expectations with respect to the combined business after completion of the acquisition; (vi) SunCoke’s ability to develop customer relationships and realize additional opportunities following completion of the acquisition; (vii) the existence of potentially significant costs, fees, expenses, impairments or charges related to the acquisition; (viii) the outcome of any legal proceedings that may be instituted against SunCoke related to the merger agreement or the transactions contemplated thereby; and (ix) unforeseen liabilities, future capital expenditures, indebtedness, losses, pricing trends, future prospects, and management strategies which may adversely affect SunCoke’s business, financial condition, operating results and/or trading price of SunCoke’s common stock. The foregoing list of risks, uncertainties and factors is not exhaustive, and unlisted factors may present significant additional obstacles to the realization of forward-looking statements. You should carefully consider the foregoing factors and the other risks and uncertainties described in Part I, Item 1A “Risk Factors” of SunCoke’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as any such factors may be updated from time to time in SunCoke’s other reports and filings with the Securities and Exchange Commission (SEC), including without limitation, SunCoke’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2025, accessible on the SEC’s website at www.sec.gov.
Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, SunCoke undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Reconciliation of Non-GAAP Information
Phoenix Global Net Income to Adjusted EBITDA

LTM March 31,
2025
(Dollars in millions)
Net income	$(43)
Add:
Depreciation and amortization expense	61
Interest expense, net	13
Income tax expense	3
Site closure / impairment costs	11
Transaction related costs	8
Temporary transitional employee and consultation costs	4
Loss / (gain) on asset sales	3
Bankruptcy related costs	1
FX (gain) / loss	(0)
Adjusted EBITDA	$61

Investor/Media Inquiries:
Sharon Doyle
Manager, Investor Relations
(630) 824-1907